UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 16, 2021

NETGEAR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-50350	77-0419172
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 East Plumeria Drive
San Jose,	CA	95134
(Address, including zip code, of principal executive offices)

(408)	907-8000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s):	Name of each exchange on which registered
Common Stock, $0.001 par value	NTGR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 2.02	Results of Operations and Financial Condition.

On July 21, 2021, NETGEAR, Inc. (the “Company” or “NETGEAR”) issued a press release announcing its financial results for its second fiscal quarter ended June 27, 2021, the text of which is furnished herewith as Exhibit 99.1.

The information furnished pursuant to this Item 2.02 and the exhibit to this Current Report are being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that Section. The information furnished pursuant to this Item 2.02 and the exhibit to this Current Report shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  Director Resignation – No Disagreement with the Company

On July 16, 2021, Gregory J. Rossmann tendered his resignation to the Board of Directors (the “Board”) of the Company, such resignation to become effective on December 31, 2021. His decision to resign from the Board was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

(c) and (d)  Officer Appointment and Compensation; Director Appointment

On July 16, 2021, the Board appointed David J. Henry the Company’s President and General Manager of Connected Home Products and Services, and as a member of the Board, effective immediately.  Mr. Henry was not named, and as of the date hereof is not expected to be named, to any Board committees.

Mr. Henry, age 48, has served as the Company’s Senior Vice President of Connected Home Products and Services since January 2017. He has been with the Company since July 2004 and served as its Senior Vice President of Home Networking from January 2016 to December 2016, Vice President of Product Management of its retail business unit from March 2011 to January 2016 and as its Senior Director of Product Marketing from October 2010 to March 2011. Prior to NETGEAR, Mr. Henry was a senior product manager for the high technology vertical application at Siebel Systems (acquired by Oracle Corporation). His professional experience also includes business process and information technology consulting with Deloitte Consulting. Mr. Henry received a B.S. degree in Electrical Engineering, with an emphasis on Signal Processing, from the University of Washington and an M.B.A. from the Stanford Graduate School of Business.

In connection with his appointment as the Company’s President and General Manager of Connected Home Products and Services, Mr. Henry will receive an annual base salary of $522,268 and is eligible to receive an annual target bonus of 75% of his annual base salary. Mr. Henry will also continue to be eligible to participate in the Company’s equity compensation plans and employee benefit plans available to other employees of the Company.

There is no arrangement or understanding between Mr. Henry and any other person pursuant to which he was selected as an officer of the Company, and there are no family relationships between Mr. Henry and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Henry has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

On July 21, 2021, the Company issued a press release announcing the promotion of Mr. Henry to its President and General Manager of Connected Home Products and Services and his appointment to the Board. The full text of the press release is attached hereto as Exhibit 99.2.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release, Dated July 21, 2021

99.2	Press Release, Dated July 21, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 21, 2021

NETGEAR, INC.

By:	/s/ Bryan D. Murray
Bryan D. Murray
Chief Financial Officer